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                                                                      EXHIBIT 11

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                      (in thousands, except per share data)


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
                                                                                   THREE MONTHS ENDED
                                                                                ------------------------
                                                                                APRIL 2,        APRIL 3,
                                                                                 1998            1997
                                                                                -------         -------
BASIC:

Weighted average number of common shares outstanding                             36,120          36,006
                                                                                =======         =======
Net income                                                                      $11,340         $ 8,587
                                                                                =======         =======
Net income per common share as reported                                         $   .31         $   .24
                                                                                =======         =======
DILUTED:
Weighted average number of common shares outstanding                             36,120          36,006
Net effect of dilutive stock options and warrants based on the treasury
         stock method using average market price                                  1,109           1,092
                                                                                -------         -------
                                                                                 37,229          37,098
                                                                                =======         =======
Net income                                                                      $11,340         $ 8,587
                                                                                =======         =======
Net income per common share assuming dilution, as reported                      $   .30         $   .23
                                                                                =======         =======
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